           Lockheed Martin Commercial Launch Series Proprietary Data

                        CONTRACT FOR LAUNCH SERVICES


This Contract is made and entered into by and between Lockheed Martin Commercial Launch Services, Inc., a Delaware corporation, having its principal place of business at 101 West Broadway Suite 2000, San Diego, California 92101 ("Contractor") and EchoStar Space Corporation having its principal place of business at 90 Inverness Circle East, Englewood, Colorado, ("Customer").


                                  ARTICLE 1
                                 DEFINITIONS

Unless the context shall otherwise require, capitalized terms used herein shall have the following meanings:

AFFILIATE means  the directors, officers, agents  and employees of a Party.
This definition is for identification purposes only and shall not be interpreted as creating any privity of contract between Affiliates of one Party and the other Party or its Affiliates.

CSLA means the Commercial Space Launch Act, 49 U.S.C. Sections 70101 - 70119, as amended.

CONSTRUCTIVE TOTAL FAILURE means that it can be determined from flight data or other evidence, that the Launch Vehicle performed, at any time from Launch to the separation of the Satellite, in a manner that: (i) caused the Satellite's operational capacity (functional lifetime) or nominal lifetime to be reduced by fifty percent (50%) or more based on Customer's intended purposes for the Satellite using its reasonable judgment; or (ii) caused the Satellite's attitude or orbital conditions after Satellite Separation to be such that correction is required to place the Satellite into nominal operating condition and this correction results in a reduction of fifty percent (50%) or more of the Satellite's nominal lifetime.

CONTRACT means this instrument and all exhibits attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

          Exhibit A - Statement of Work
          Exhibit B - Interface Control Document


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CONTRACT PRICE  means the Launch Service Price and the applicable Reflight
Launch Fee or Refund Fee, if any, as set forth in Article 4 entitled "Contract Price."

EFFECTIVE DATE shall have the meaning set forth in Article 32 entitled "Effective Date."

EXCUSABLE DELAY shall have the meaning set forth in Paragraph 8.1 entitled "Excusable Delays Defined."

FAILURE REVIEW BOARD shall have the meaning and the duties set forth in Paragraph 19.5 entitled "Failure Review Board."

INTENTIONAL IGNITION means that point in time, during the launch countdown, when initiation of the firing command for the gas generator igniters occurs and firing of any of the gas generator igniters occurs.

INTERFACE CONTROL DOCUMENT or ICD means that document attached as Exhibit B to this Contract.

LAUNCH means the Intentional Ignition followed by either (i) release of the Launch Vehicle from the launcher hold down restraints for the purpose of lift off; or (ii) total loss or destruction of the Satellite or Launch Vehicle.

LAUNCH DATE means the calendar date within the Launch Slot during which the Launch is scheduled to occur, as established in accordance with Article 6 entitled "Launch Schedule" and as such Launch Date may be adjusted in accordance with Article 7 entitled "Launch Schedule Adjustments."

LAUNCH OPPORTUNITY means an adequate time period during which Contractor, in its reasonable judgment, may provide a Launch Service to the Customer , taking into account all relevant conditions, including but not limited to, commitments to other customers, maintenance of appropriate clearance times between flights, hardware availability and requirements of the United States Government for range support.

LAUNCH PERIOD means a period of ninety (90) days during which a Launch may be scheduled to occur, and as such Launch Period may be adjusted in accordance with Article 7 entitled "Launch Schedule Adjustments."


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LAUNCH SERVICE means those services to be provided by Contractor to Customer for a single Launch as set forth in Exhibit A entitled "Statement of Work."

LAUNCH SERVICE PRICE means the price for any Launch Service as set forth under the heading "Launch Service Price" in Paragraph 4.1 entitled "Contract Price" and subject to adjustment as provided herein.

LAUNCH SLOT: means a thirty (30) day period within the Launch Period during which the Launch is scheduled to occur, as established in accordance with
Article 6 entitled "Launch Schedule" and as may be adjusted in accordance with
Article 7 entitled "Launch Schedule Adjustments"

LAUNCH VEHICLE means the Atlas IIAS launch vehicle system including the Atlas lower stage and Centaur upper stage connected by an interstage adapter, the payload fairing and the payload adapter with separation system, ( but excluding any Customer unique mission requirements).

LAUNCH VEHICLE MISSION FAILURE means the occurrence of a Total Failure or Constructive Total Failure.

PARTIAL FAILURE means that it can be determined from flight data or other evidence that the Launch Vehicle performed, at any time from Launch to the separation of the Satellite, in a manner that: (i) caused the Satellite's operational capacity (functional lifetime) or nominal lifetime to be reduced by more than ten percent (10%) but less than fifty percent (50%), based on Customer's intended purposes for the Satellite using its reasonable judgment; or
(ii) caused the Satellite's attitude or orbital conditions after Satellite Separation to be such that correction is required to place the Satellite into nominal operating condition and this correction results in a reduction of more than ten percent (10%) but less than fifty percent (50%) of the Satellite's nominal lifetime.

PARTY or PARTIES means Contractor, Customer or both.

REFLIGHT LAUNCH means the additional Launch Service(s) which may be provided to Customer in accordance with Article 19 entitled "Reflight or Refund."

REFLIGHT LAUNCH FEE means the fee for Reflight Launch coverage set forth in
Article 19 entitled "Reflight or Refund."




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REFUND means the amount payable to the Customer pursuant to Paragraph 19.3 entitled "Terms Governing Refund" in the event the Launch Service is a Total Failure, Constructive Total Failure, or Partial Failure.

REFUND FEE means the fee for Refund coverage set forth in Article 19 entitled "Reflight or Refund."

RELATED THIRD PARTIES means (i) the Parties' Affiliates and customers; (ii) the Parties' contractors, subcontractors and suppliers at any tier involved directly or indirectly in the performance of this Contract, and their directors, officers, agents and employees; and (iii) entities involved with payload processing or other activities in the payload processing facilities, including Contractor providing the payload processing facilities, other customers of the payload processing facilities contractor, and all employees and contractors of those contractors and customers. This definition is for identification purposes only and shall not be interpreted as creating any privity of contract between Affiliates of one Party and the other Party or its Affiliates.

REPLACEMENT LAUNCH means the additional Launch Service which may be provided to the Customer in accordance with Article 20 entitled "Replacement Launch."

SATELLITE means the Customer-provided EchoStar III satellite and associated property to be launched on the Launch Vehicle.

SATELLITE MISSION FAILURE means that it can be determined from flight data or other evidence, that (i) the Satellite's operational capacity (functional lifetime) or nominal lifetime have been reduced by fifty percent (50%) or more based on Customer's intended purposes for the Satellite using its reasonable judgment; or (ii) the Satellite's attitude or orbital conditions after Satellite Separation require correction to place the Satellite into nominal operating condition and this correction results in a reduction of fifty percent (50%) or more of the Satellite's nominal lifetime.

SATELLITE SEPARATION means the physical separation of the Satellite from the Launch Vehicle pursuant to the command activating the separation system that releases the Satellite.

SUCCESS means a Launch Service which is not a Total Failure, Constructive Total Failure or Partial Failure.



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TERMINATED IGNITION means the intentional or unintentional shutdown of the first stage main engines after Intentional Ignition but before the release of the Launch Vehicle from the launcher hold down restraints continuing until such time as the pad is declared safe by the Range Safety Officer.

TERMINATION CHARGE means the charge calculated in accordance with Paragraph 21.6 entitled "Termination Charge."

THIRD PARTY means any person or entity other than Contractor, Customer, their Affiliates and Related Third Parties and the United States Government and its agencies, contractors or subcontractors involved in the Launch Services.

TOTAL FAILURE means that it can be determined from flight data or other evidence that the Launch Vehicle, at any time from Launch to the separation of the Satellite, performed in a manner that caused the Satellite to be totally lost, completely destroyed or unable to separate from the Launch Vehicle.

                                   ARTICLE 2
                            SERVICES TO BE PROVIDED

2.1 BASIC LAUNCH SERVICE Contractor shall furnish a Launch Service for one (1) Launch of a the Customer-provided Satellite from Cape Canaveral Air Station
(CCAS), Florida, United States of America, in accordance with Exhibit A entitled "Statement of Work."

2.2 REFLIGHT OR REFUND Subject to the provisions of Article 19 of this Contract entitled "Reflight or Refund," Contractor shall provide a Reflight Launch for a Customer-furnished Satellite or a Refund of the Launch Service Price.

2.3 REPLACEMENT LAUNCH Subject to the provisions of Article 20 of this Contract entitled "Replacement Launch", Contractor shall provide a Replacement Launch for a Customer-furnished Satellite.

                                   ARTICLE 3
                                   RESERVED


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                                   ARTICLE 4
                                 CONTRACT PRICE

4.1 CONTRACT PRICE The Contract Price for the Launch Service shall be the total of the Launch Service Price plus the Reflight Launch Fee or Refund Fee, as the case may be, for the coverage described in Article 19 entitled "Reflight Launch or Refund" should the Customer elect such coverage in accordance with Article 19 of this Contract. Upon such election, the Contract Price shall be adjusted accordingly.

  Launch Service    Reflight Launch     Refund           Contract
  Price             Fee*                Fee*             Price
  -----             ----                ----             ------

  [CONFIDENTIAL     [CONFIDENTIAL       [CONFIDENTIAL    [CONFIDENTIAL
  MATERIAL          MATERIAL            MATERIAL         MATERIAL
  REDATED]          REDATED]            REDACTED]        REDACTED]

     *The Reflight Fee and Refund Fee are predicated upon the performance of a Launch Service by no later than 31 December 1997 and are subject to adjustment with reference to the-current rates in the event that the Launch service occurs on or after 1 January 1998. In the event a Launch is scheduled to occur on or after 1 January 1998, Contractor will invoice Customer for the amount of any increase to the Reflight Launch Fee or Refund Launch Fee, as the case may be, at least one hundred and eighty
     (180) days before the Launch Date. If the Customer does not pay the increased amount of the Reflight Launch Fee or Refund Launch Fee within one hundred and twenty (120) days prior to the Launch Date, then the Customer will be deemed to have waived and relinquished any rights to a Reflight Launch or Refund under article 9 entitled "Reflight or Refund" and the Customer will be entitled to a refund on any Reflight Launch Fee or Refund Fee paid to Contractor.

4.3 TAXES The Contract Price includes all taxes, duties and other levies imposed by the United States Government or any political subdivisions thereof but excludes any taxes duties or other levies that may be imposed on any Satellite, support equipment or technology by the United States Government or
any other government.   Any taxes, duties or levies imposed on such Customer-
furnished items shall be the obligation of Customer and, should such become an obligation of Contractor for any reason, Customer shall indemnify and hold harmless Contractor from such obligation and shall reimburse Contractor within thirty (30) days of Contractor's invoice for payment of such amounts.



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                                   ARTICLE 5
                                    PAYMENT

5.1  TIMING OF PAYMENTS   Payment of the Contract Price shall be in U.S.
Dollars, subject to conditions set forth in Articles 7 and made in accordance with the following schedule:

     5.1.1 INITIAL PAYMENT: Customer will make an initial payment of [CONFIDENTIAL MATERIAL REDACTED] for the Launch Service as set forth in
     Article 2. This initial payment is due within thirty (30) days of the later of the effective date of this Contract or the submission of Contractor's invoice for the amount of the initial payment. The initial payment amount due will be reduced to [CONFIDENTIAL MATERIAL REDACTED] payment made by the Customer and received by the Contractor pursuant to a Letter of Intent executed by the Contractor and Customer on March 27 1996.

     5.1.2 PAYMENT NO. 2:      Payment number two shall equal [CONFIDENTIAL
     MATERIAL REDACTED] and be due upon the Launch of the Customer's EchoStar II satellite, plus three business days, but in no event shall payment number 2 be due later than September 30, 1996.

     5.1.3 REMAINING PAYMENTS: The balance of the payments for the Launch Service as set forth in Article 2 entitled "Services To Be Provided" shall be paid in accordance with the Table 5.1 launch payment schedule below. As used in the payment schedule below, "L" shall mean [CONFIDENTIAL MATERIAL REDACTED] If a payment due date falls on a Saturday, Sunday or legal bank holiday, then payment shall be due on the following business day.

     TABLE 5.1. LAUNCH PAYMENT SCHEDULE.
                                             Payment
     Payment Number      Amount Due          Date
     --------------      ----------          ----

     [CONFIDENTIAL       [CONFIDENTIAL       [CONFIDENTIAL
     MATERIAL            MATERIAL            MATERIAL
     REDACTED]           REDACTED]           REDACTED]

5.2  WIRE TRANSFER INSTRUCTIONS   All payments to Contractor will be by wire
transfer to the following address:



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                    Lockheed Martin Commercial Launch Services
                    Citibank N.A.
                    One Penn's Way
                    New Castle, DE. 19720
                    ABA# 021000089
                    Acct# 40678123

5.3  INVOICES   Contractor shall submit invoices thirty (30) days in advance of the scheduled payment due dates. Payments shall be deemed made when credit for the payable amount is established in Contractor's designated bank account.

5.4 INTEREST ON PAYMENTS DUE If any amount due to either Party under this Contract shall remain unpaid after its due date, then the paying Party shall pay interest to the other Party at the prevailing prime interest rate (as charged by the Chase Manhattan Bank, New York City). Interest will be computed commencing on the day following such due date to and including the day payment is actually made.

5.5  ACCELERATED PAYMENTS

     5.5.1     ACCELERATED LAUNCH SERVICE: In the event that the Launch
     Service is accelerated as described in Article 7 entitled "Launch Schedule Adjustments," the next payment due for such Launch Service following such acceleration shall be increased to include the balance of the payments that would have been made had the Contract payments been scheduled on the basis of the accelerated Launch Period.

5.6  POSTPONED PAYMENTS

     5.6.1 POSTPONEMENTS BY CONTRACTOR: In the event of postponement declared by Contractor for any reason including those in Article 7 and
     Article 8, the Contract payments shall be suspended for the length of the delay and then resumed with all remaining payments postponed by the amount of the delay. Notwithstanding the above, in the event of a postponement declared by the Contractor the final payment shall remain due in accordance with Article 5.1 of this Contract.



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     5.6.2     POSTPONEMENTS BY CUSTOMER:  In the event of postponement
     declared by Customer for any reason including those in Article 7 and
     Article 8, the Contract payments shall not be suspended and shall remain due based upon the effective Launch Period, or Launch Slot or Launch Date if established, prior to the postponement, except as set forth in
     5.6.3 below.

     5.6.3 POSTPONEMENTS UNDER ARTICLE 7.1.3 AND 7.1(c): In the event the Customer exercises its postponement rights in accordance with
     Article 7.1.3 or 7.1(c) of this Contract, the Customer shall be entitled to suspend each remaining payment for the length of the delay.

5.7 PAYMENT TERMS FOR REFLIGHT OR REFUND PROTECTION Payment terms for Reflight or Refund Protection, as may be elected by the Customer in accordance with Articles 4 entitled "Contract Price" and 19 entitled "Reflight or Refund" of this Contract, are as set forth in Article 19 of this Contract.



                                   ARTICLE 6
                               LAUNCH SCHEDULE

6.1  LAUNCH PERIOD    The Launch Period  for the Launch as to which Contractor
is providing a Launch Service shall be as follows:

     Launch Number       Launch Period
     -------------       -------------

     1                   1 September 1997-30 November 1997, inclusive

6.2   LAUNCH SLOT   At least nine (9) months prior to the first day of the
Launch Period, Contractor will give notice to Customer of a proposed Launch Slot within the Launch Period, taking into account the requirements for a Launch Opportunity. The Parties will cooperate in good faith to finalize the selection of a Launch Slot. However, in the event that the Parties cannot mutually agree upon a Launch Slot within thirty (30) days of Contractor's proposal, Contractor shall make such determination taking into account the available Launch Opportunities and the requirements and interests of Customer.



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6.3  LAUNCH DATE    At least four (4) months prior to the first day of the
Launch Slot, Contractor will give notice to Customer of a proposed Launch Date within the Launch Slot, taking into account the requirements for a Launch Opportunity. The Parties will cooperate in good faith to finalize the selection of a Launch Date. However, in the event that the Parties cannot mutually agree upon a Launch Date within thirty (30) days of Contractor's proposal, Contractor shall make such determination in good faith taking into account the available Launch Opportunities and the requirements and interests of Customer.


                                   ARTICLE 7
                         LAUNCH SCHEDULE ADJUSTMENTS

7.1 CUSTOMER LAUNCH SCHEDULE ADJUSTMENTS Without limiting the Customer's rights under Article 8 of this Contract entitled "Excusable Delays", Customer may request either a postponement for the reasons set forth in 7.1(a), 7.1(b) or 7.1(c) or advancement of the Launch Slot or Launch Date previously determined under Article 6 of this Contract entitled "Launch Schedule," by giving notice to Contractor proposing a new Launch Period, Launch Slot or Launch Date. The Parties will cooperate in good faith to select a new Launch Period, Launch Slot or Launch Date. However, in the event that the Parties cannot mutually agree within sixty (60) days of Customer's notice (or such shorter time period as Contractor may determine, in light of the proximity to the Launch), Contractor shall make such determination in good faith taking into account the available Launch Opportunities and the requirements and interests of Customer. Until the new Launch Period, Launch Slot or Launch Date is selected in accordance with this Paragraph 7.1, the then-current launch schedule shall remain in effect.

     7.1(a)    The Customer may request a delay (equal to the schedule impact)
     to the Launch Period, or Launch Slot or Launch Date if established in the event the Satellite manufacturer experiences delays in the delivery schedules of the Satellite.

     7.1(b)    Notwithstanding and in addition to the foregoing, the Customer may postpone the Launch Period, Launch Slot or Launch Day, for other reasons, provided that the cumulative amount of such postponement(s) does not exceed [CONFIDENTIAL MATERIAL REDACTED]



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     7.1(c)    The Customer may delay (to the extent of the delay so caused)
     the Launch Period, Launch Slot or Launch Date if established, in the event the Contractor damages the Customer's Satellite and it can be determined that the damage caused a delay to the launch schedule.

     7.1.1 If the launch schedule adjustment results in a later Launch Period, Launch Slot or Launch Date, then only the total number of calendar days of delay originally requested by Customer shall be attributed to Customer.

     7.1.2     Postponements by Customer under  this Article 7 for the
     Launch Service shall not exceed [CONFIDENTIAL MATERIAL REDACTED] except as
     stated in Article 7.1.3 below or delays under 7.1(c) above.   In the event
     that a single postponement, or cumulative postponements, attributed to Customer exceed such maximum permissible postponement for the Launch Service, the Launch Service shall, at the election of Contractor, be subject to termination by Contractor in accordance with Article 21 of this Contract entitled "Termination."

     7.1.3



                    [CONFIDENTIAL MATERIAL REDACTED]





     7.1.4 RANGE SUPPORT: Should Range Support be initiated prior to the receipt of Customer's notice of postponement Customer will pay an amount of U.S. [CONFIDENTIAL MATERIAL REDACTED] to Contractor within thirty
     (30) days of receipt of the Contractor's invoice for such amount. Range Support, as used in the preceding sentences, means those activities conducted by the Contractor and/or United States Government in connection with a Launch Service as described in Exhibit A entitled "Statement of Work" and which are conducted no earlier than seven (7) days prior to Launch.



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7.2  CONTRACTOR LAUNCH SCHEDULE ADJUSTMENTS: Without limiting the
Contractor's rights under Article 8 of this Contract entitled "Excusable Delays", Contractor may postpone, for the reasons set forth in Articles 7.2(a), and 7.2(b) below, the Launch Period, Launch Slot or Launch Date previously determined under Article 6 entitled "Launch Schedule" by giving notice to Customer proposing a new Launch Period, Launch Slot or Launch Date. The Parties will cooperate in good faith to select a new Launch Period, Launch Slot or Launch Date. However, if the Parties cannot mutually agree within sixty (60) days of Contractor's proposal (or such shorter time period as Contractor may determine, in light of the proximity to the Launch), Contractor shall make such determination in good faith taking into account the available Launch Opportunities and the requirements and interests of Customer. Until the new Launch Period, Launch Slot or Launch Date is selected in accordance with this Paragraph 7.2, the then-current launch schedule shall remain in effect.

     7.2(a)



                         [CONFIDENTIAL MATERIAL REDACTED]





     7.2(b)    Notwithstanding and in addition to the foregoing, the
     Contractor may postpone the Launch Period, Launch Slot or Launch Day, due to short delays occasioned by delays of launch(es) of other customers scheduled prior to the Customer's Launch.

     7.2.3 If the final launch schedule adjustment results in a later Launch Period, Launch Slot or Launch Date, then the total number of calendar days of delay originally requested by Contractor shall be attributed to Contractor.

     7.2.4 Total postponements by Contractor under this Article 7 shall not exceed a total of [CONFIDENTIAL MATERIAL REDACTED] In the event that a single postponement, or cumulative postponements, attributed to Contractor exceed such maximum permissible postponement, the Launch Service shall be subject to termination by Customer in accordance with Paragraph 21.2 entitled "Termination by Customer for Excessive Launch Postponement."



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7.3  Reserved

7.4 EXCUSABLE DELAYS Days during which an Excusable Delay exists as defined in Article 8 entitled "Excusable Delays" and which affect the launch schedule will not be included in determining the length of a postponement attributable to either Contractor or Customer under this Article 7.

7.5  Reserved

7.6  POSTPONEMENTS ATTRIBUTED TO NON-COMPLYING PARTY UNDER ARTICLE 10 :
Should the failure of either Party to provide required data, hardware and services result in a delay to the launch schedule, then such non-complying Party shall be charged with a postponement under this Article 7 upon notice by the other Party. Requirements to provide data, hardware and services, delays and the length of postponement chargeable to the non-complying Party are described in Article 10 entitled "Additional Contractor and Customer Obligations Prior to Launch."

7.7 OBLIGATION TO GIVE PROMPT NOTICE Contractor and Customer acknowledge and agree that it is in the best interests of both Parties to promote certainty in launch schedule decisions and minimize disruption to other customers of Contractor. Therefore, the Parties agree to give prompt notice of any need for schedule change under this Article 7 or any actual or potential delay which might impact the launch schedule.



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                                   ARTICLE 8
                               EXCUSABLE DELAYS

8.1 EXCUSABLE DELAYS DEFINED Neither Party shall be liable to the other in the event of a delay in the performance of its obligations or commitments, and the date on which those obligations are to be fulfilled shall be extended for the period of time of such delay, when the delay was due to causes beyond the control and not due to the fault of negligence of the Party subject to the delay. Subject to the foregoing, Excusable Delays shall include, but not be limited to, the following: Acts of God, unforeseeable circumstances, acts (including delay or failure to act) of any governmental authority (de jure or de facto), inability of either Party to obtain any necessary export licenses, wars (declared or undeclared), riot, revolution, hijacking, fires, strikes, freight embargoes, labor stoppage, sabotage, epidemics, interruptions of essential services and supplies such as electricity, natural gas, fuels and water, adverse weather or launch safety conditions which do not permit launching, range availability, maintenance of appropriate clearance times between flights, delays due to any replacement launch required under any other customer agreement(s) with Contractor, inability to timely obtain from insurance underwriters necessary and proper third party liability insurance including insurance for damage to government property, or any condition which jeopardizes the safety of employees of Contractor, Customer or their respective Related Third Parties. Delays due to Atlas launch vehicle failures shall not be considered Excusable Delays.

8.2 NOTICE(S) OF EXCUSABLE DELAYS Contractor and Customer acknowledge and agree that it is in the best interests of both Parties to promote certainty in launch schedule decisions and minimize disruption to other customers of Contractor. Therefore, the Parties agree to give prompt notice of any actual or potential Excusable Delay under this Article 8.



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                                   ARTICLE 9
                    COORDINATION AND COMMUNICATION BETWEEN
                           CUSTOMER AND CONTRACTOR

9.1 PROJECT COORDINATORS Each Party hereby identifies to the other a single technical point of contact to coordinate the activities under this Contract. The technical points of contact are not authorized to direct work contrary to the requirements of this Contract or make modifications to this Contract. All modifications to the terms, conditions and requirements of this Contract shall be made pursuant to Article 25 entitled "Amendment."

Contractor's Technical Point of Contact is:
Mr. Marv Steinman
Mission Manager
Lockheed Martin Commercial Launch Services, Inc.
P.O Box 179
Denver Colorado 80201
303.977.0153-Telephone
303.971.2472-Facsimile

Customer's Technical Point of Contact is:
Mr. Rohan Zaveri
DBS Program Manager
Echostar Space  Corporation
90 Inverness Circle East
Englewood, Colorado 80112
303.7999.8222 Ext 4714
303.799.9430-Facsimile

9.2  NOTICES   All notices that are required or permitted to be given under this
Contract shall be in writing and shall be delivered in person or sent by mail or air courier service, postage prepaid, to the representative and address set forth below, or to such other representative or address specified in a notice to the other Party. Notices shall be deemed effective upon delivery in person, or three (3) days after deposit in the mail or air courier service as described above if mailed within the continental United States, or seven (7) days after deposit in the mail or air courier service as described above, return receipt requested, if mailed to or from a location outside of the continental United States. Notices which are delivered other than as described above shall be effective on receipt.



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Notices to Contractor:
Mr. Robert Scott
Manager of Commercial Contracts
Lockheed Martin Commercial Launch Services, Inc.
P.O Box 179
Denver Colorado 80201
303.977.4961-Telephone
303.971.2472-Facsimile

Notices to Customer:
Mr. David Moskowitz
Senior Vice President and General Counsel
EchoStar Space  Corporation
90 Inverness Circle East
Englewood, Colorado 80112
303.799.8222 Ext 5323
303.799.0354-Facsimile

9.3 COMMUNICATIONS IN ENGLISH: All documentation, notices, reports and correspondence under this Contract shall be submitted and maintained in the English language.


                                   ARTICLE 10
                  ADDITIONAL CONTRACTOR AND CUSTOMER OBLIGATIONS
                                PRIOR TO LAUNCH

10.1   OBLIGATION TO PROVIDE INFORMATION   Contractor shall provide to
Customer the data, hardware and services identified in Section 6 of Exhibit A entitled "Statement of Work", and Customer shall provide to Contractor the data, hardware and services identified in Section 7 of Exhibit A, in accordance with the schedules contained therein. The data, hardware and services will be received in a condition suitable for their intended use.


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10.2   REQUIREMENT TO CURE NON-COMPLIANCE   In the event that data, hardware
or services specified above are not received in accordance with the schedules set forth therein or such data, hardware or services are not suitable for their intended use when received, and such non-compliance has or is anticipated to negatively impact the launch schedule, in the reasonable judgment of the Party intended to receive such data, hardware or services, then the Party intended to receive the data, hardware or services shall promptly give notice to the non-complying Party of the non-compliance. The notice shall describe the non-compliance and recommend solutions. The non-complying Party shall respond within seven (7) days by giving notice that shall include, but not be limited to, the non-complying Party's statement that either (a) no non-compliance has occurred or (b) it has cured such non-compliance or has implemented a plan to cure such non-compliance within a reasonable period of time, the actual or estimated date by which such cure has been or will be completed and an analysis of the impact of such non-compliance on the other Party' continuing performance of its obligations under this Contract. Upon receipt of the non-complying Party's notice, the other Party shall use its best efforts to continue to perform its obligations under the Contract, minimize launch schedule disruption due to such non-compliance.

10.3 IMPACT OF NON-COMPLIANCE ON LAUNCH SCHEDULE If the non-complying Party's non-compliance results in a delay to the launch schedule, then the non-complying Party will be charged with a postponement under Article 7 entitled "Launch Schedule Adjustments" from the first date of the Launch Period, Launch Slot or Launch Date then in effect ( unless a notice of a proposed change has been given) until the first day of the new Launch Period, Launch Slot or Launch Date determined in accordance with Article 7.

10.4 INTERFACE CONTROL DOCUMENT In the event the ICD is not available at the time of Contract execution, the Parties shall cooperate in good faith and within a reasonable time generate a mutually acceptable ICD that shall be designated as Exhibit B to this Contract upon such acceptance.


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                                   ARTICLE 11
                        FACTORY AND LAUNCH SITE ACCESS

11.1 RIGHT OF ACCESS Subject to appropriate security and safety limitations, Customer shall have access to the Atlas, Centaur and Customer's mission hardware final assembly areas to witness final acceptance activities.
 Customer will similarly have access to the Cape Canaveral Air Station
(CCAS), Florida, launch complex and Satellite encapsulation area to witness major Customer-related mission tests and to attend regular coordination meetings. Major launch vehicle tests shall include the Wet Dress Rehearsal
(WRD), Flight Event Demonstration (FED) and Combined Electrical Readiness Test (CERT).

                                   ARTICLE  12
                        LICENSES, CLEARANCES AND PERMITS

12.1 RESPONSIBILITY FOR LICENSES, CLEARANCES AND PERMITS Each Party shall be responsible for obtaining any licenses, clearances or permits, and for taking any actions necessary to carry out its obligations under this Contract. Contractor shall be responsible for obtaining all governmental authorizations necessary for the performance of Contractor's obligations hereunder.

12.2    TRANSFERS OF TECHNICAL DATA   Each Party shall be responsible for
compliance with applicable United States Government regulations relating to the transfer of technical data to the other Party or to Third Parties.

12.3 Reserved


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                                   ARTICLE 13
              COMPLIANCE WITH UNITED STATES GOVERNMENT REQUIREMENTS

13.1    CUSTOMER COMPLIANCE WITH REQUIREMENTS   Contractor has executed
agreements with various United States Government agencies for use of United States Government-owned property and facilities relating to the production of Launch Vehicles and launch operations at CCAS in Florida. Customer agrees that it will comply with the United States Government's laws and regulations as they relate to Customer-furnished property and personnel, and those agreements relating directly to the United States commercial expendable launch vehicle program. Contractor shall furnish copies of these agreements to Customer upon request. Customer will indemnify Contractor for any Customer violation of these laws, regulations or agreements. In furtherance of the foregoing, Customer shall, before Launch, execute and deliver the Agreement for Waiver of Claims and Assumption of Responsibility, the execution of which is required by the United States Department of Transportation as a condition of granting Contractor's license to Launch the Satellite.

13.2   GOVERNMENT NEED   It is the policy of the United States Government to
support the commercialization of domestic launch services by making available to United States launch services providers its launch-related facilities. However, both Customer and Contractor agree that, in the event of imperative national need as set forth in the CSLA, the United States Government may require use of United States Government or Contractor property and personnel.
 In event such use by the United States Government necessitates subsequent rescheduling of Customer's launch(es), Contractor will promptly notify Customer of the delay(s) and will reschedule any affected Launch(es) to accommodate all customers to the extent possible. Such delay shall be considered an Excusable Delay under Article 8. The United States Government shall not be liable to Customer for any costs or damages, including consequential damages, arising out of a delay caused by such priority use of property or personnel.

                                   ARTICLE 14
                      COMPLETION OF CONTRACTOR'S OBLIGATION

14.1 COMPLETION OF LAUNCH SERVICES For a Launch Service in which Customer has not elected a Reflight Launch or Refund, the Launch Services to be provided under this Contract shall be considered complete upon Launch and the submission of data required by Exhibit A entitled "Statement of Work,"
Section 4.1.3, entitled "Post Launch Reports". Contractor assumes no other liabilities or obligations for launch performance.


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14.2   COMPLETION OF LAUNCH SERVICES WHEN REFLIGHT OR REFUND ELECTED  For a
Launch Service in which Customer has elected Reflight Launch or Refund coverage, such Launch Service shall be considered complete upon a Success, or, in the event of a Total Failure, Constructive Total Failure or Partial Failure under Paragraph 19.5 entitled "Failure Review Board," shall be considered complete except for such Reflight Launch or Refund coverage. Contractor assumes no other liabilities or obligations for launch performance.

14.3   COMPLETION OF LAUNCH SERVICES WHEN REPLACEMENT LAUNCH ELECTED   For a
Launch Service in which the Customer has elected a Replacement Launch, such Launch Service shall be considered complete upon a Success, or in the event of a Launch Vehicle Mission Failure or Satellite Mission Failure under
Article 20 entitled "Replacement Launch", shall be considered complete except for such Replacement Launch. Contractor assumes no further liabilities or obligations for launch performance.

                                   ARTICLE 15
                          ALLOCATION OF CERTAIN RISKS

15.1 WAIVER OF LIABILITY

     15.1.1 Contractor and Customer hereby agree to a reciprocal waiver of liability pursuant to which each Party agrees not to bring a claim in arbitration or otherwise or sue the other Party, the United States Government or Related Third Parties of the other Party for any property loss or damage it sustains and any property loss or damage, personal injury or bodily injury, including death, sustained by any of its employees, directors, officers and agents, arising in any manner in connection with the performance of or activities carried out pursuant to this Contract, or other activities in or around the launch site or Satellite processing area, or the operation or performance of the Launch Vehicle or the Satellite. Such waiver of liability shall also extend to any indirect special, incidental or consequential damages or other loss of revenue or business injury or loss resulting from any delay in Launch, damages to the Satellite before or after Launch or from the failure of the Satellite to reach its planned orbit or operate properly. In no event shall this reciprocal waiver of liability prevent or encumber enforcement of the Parties' contractual rights and obligations to each other under this Contract.



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     15.1.2    Claims of liability are waived and released regardless of
     whether loss, damage or injury arises from the acts or omissions, negligent or otherwise, of either Party or its Related Third Parties. This waiver shall extend to all theories of recovery, including in contract for property loss or damage, tort, product liability and strict liability.

     15.1.3 Contractor and Customer shall each extend the waiver and release of claims of liability as provided in Paragraphs 15.1.1 and 15.1.2 to its Related Third Parties (other than employees, directors and officers) by requiring them to waive and release all claims of liability they may have against the other Party, its Related Third Parties, the United States Government and its contractors and subcontractors at every tier and to agree to be responsible for any property loss or damage, personal injury or bodily injury, including death, sustained by them arising in any manner in connection with the performance of or activities carried out pursuant to this Contract, or other related activities in or around the launch site or Satellite processing area, or the operation or performance of the Launch Vehicle or the Satellite.

     15.1.4 The waiver and release by each Party and its Related Third Parties of claims of liability against the other Party and the Related Third Parties of the other Party extends to the successors and assigns, whether by subrogation or otherwise, of the Party and its Related Third Parties. Each Party shall obtain a waiver of subrogation and release of any right of recovery against the other Party and its Related Third Parties from any insurer providing coverage for the risks of loss for which the Party hereby waives claims of liability against the other Party and its Related Third Parties.



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15.2 INDEMNIFICATION - PROPERTY LOSS AND DAMAGE AND BODILY INJURY

     15.2.1 To the extent that such liability is not covered by an insurance policy of either Contractor or Customer, Contractor and Customer each agree to defend, hold harmless and indemnify the other Party and its Related Third Parties, for any liabilities, costs and expenses (including attorneys' fees, costs and expenses), arising as a result of claims brought by Related Third Parties of the indemnifying Party, for property loss or damage, personal injury or bodily injury, including death, sustained by such Related Third Parties, arising in any manner in connection with the activities carried out pursuant to this Contract, other activities in and around the launch site or the Satellite processing area, or the operation or performance of the Launch Vehicle or the Satellite. Such indemnification shall extend to any claim for indirect damages, consequential damages or other loss of revenue or business injury or loss resulting from any loss of or damage to the Satellite before or after launch or from the failure of the Satellite to reach its planned orbit or operate properly.

     15.2.2 To the extent that such claims of liability are not covered by the third party liability insurance referred to in Paragraph 16.1 entitled "Third Party Liability Insurance," or an insurance policy of either Contractor or Customer or not paid by the United States Government (as provided in Paragraph 16.2 entitled "Insurance Required by Launch License"), Contractor will defend, hold harmless and indemnify Customer and its Related Third Parties for any and all claims of Third Parties, for property loss or damage, personal injury or bodily injury, including death, arising in any manner from the operation or performance of the Launch Vehicle.

     15.2.3 To the extent that such claims of liability are not covered by the third party liability insurance referred to in Paragraph 16.1 entitled "Third Party Liability Insurance," or an insurance policy of either Contractor or Customer or not paid by the United States Government (as provided in Paragraph 16.2 entitled "Insurance Required by Launch License,"), Customer will defend, hold harmless and indemnify Contractor and its Related Third Parties for any and all claims of Third Parties, for property loss or damage, personal injury or bodily injury, including death, arising in any manner from the operation or performance of the Satellite or from any claim for indirect damages, consequential damages or other loss of revenue or business injury or loss resulting from any loss of or damage to the Satellite before or after Launch or from the failure of the Satellite to reach its planned orbit or operate properly.



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     15.2.4    Notwithstanding Paragraphs 15.2.2 and 15.2.3 above, Contractor shall not be obligated to defend, hold harmless or indemnify Customer for any claim brought by a Third Party against Customer resulting from any damage to or loss of the Satellite, whether sustained before or after Launch and whether due to the operation, performance, non-performance or failure of the Launch Vehicle or due to any other causes. Customer shall defend, hold harmless and indemnify Contractor for any claims brought by Third Parties against Contractor for damage to or loss of the Satellite, whether sustained before or after Launch or whether due to the operation, performance, non-performance or failure of the Launch Vehicle or due to other causes.

     15.2.5 The indemnification provided by this Article for property loss or damage, personal injury or bodily injury extends to all damage or injury regardless of whether such loss, damage or injury arises from the acts or omissions, whether negligent or otherwise, of either Party.

     15.2.6 The right of either Party or Related Third Parties to indemnification under this Article is not subject to subrogation or assignment and either Party's obligation set forth herein to indemnify the other Party or Related Third Parties extends only to that Party or those Related Third Parties and not to others who may claim through them by subrogation, assignment or otherwise.

15.3 INDEMNIFICATION BY UNITED STATES GOVERNMENT

     15.3.1 The Parties recognize that under the CSLA and subject thereto, the Secretary of Transportation shall, to the extent provided in advance in appropriations acts or to the extent there is enacted additional legislative authority to provide for the payment of claims, provide for the payment by the United States Government of successful claims (including reasonable expenses of litigation or settlement) of a Third Party against Contractor or subcontractors, or Customer or its contractors or subcontractors, resulting from activities carried out pursuant to a license issued or transferred under the CSLA for death, bodily injury, or loss of or damage to property resulting from activities carried out under the license, but only to the extent that the aggregate of such successful claims arising out of the Launch:



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                    15.3.1.1  is in excess of the amount of insurance or
                              demonstration of financial responsibility required of Contractor under its license issued pursuant to the CSLA; and

                    15.3.1.2 is not in excess of the level that is $1,500,000,000 (plus any additional sums necessary to reflect inflation occurring after January 1, 1989) above the required amount of insurance or demonstration of financial responsibility required by the CSLA.

      15.3.2 Contractor makes no representation or warranty that any payment of claims by the United States Government will be available pursuant to the CSLA. Contractor's sole obligation is the good faith effort to obtain such payment as may be available from the United States Government.


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15.4 INDEMNIFICATION - INTELLECTUAL PROPERTY INFRINGEMENT

     15.4.1 Contractor shall defend, hold harmless and indemnify Customer and its Related Third Parties for any and all claims resulting from the infringement, or claims of infringement, of the patent rights or any other intellectual property rights of a Third Party, that may arise from Contractor's provision of Launch Services.

     15.4.2 Customer shall defend, hold harmless and indemnify Contractor and its Related Third Parties for any and all claims resulting from the infringement, or claims of infringement, of the patent rights or any other intellectual property rights of a Third Party, that may arise from the design, manufacture, launch or operation of Customer's Satellite.

15.5 RIGHTS AND OBLIGATIONS   The rights and obligations specified in Paragraphs
15.2 and 15.3 shall be subject to the following conditions:

     15.5.1 The Party seeking indemnification shall promptly advise the other Party in writing of the filing of any suit, or of any written or oral claim alleging an infringement of any Related Third Party's or any Third Party's rights, upon receipt thereof; and shall provide the indemnitor, at the indemnitor's request and expense, with copies of all relevant documentation.

     15.5.2 The Party seeking indemnification shall not make any admission nor shall it reach a compromise or settlement without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed.

     15.5.3 The Party required to indemnify, defend and hold the other harmless shall assist in and shall have the right to assume, when not contrary to the governing rules of procedure, the defense of any claim or suit or settlement thereof, and shall pay all reasonable litigation and administrative costs and expenses, including attorney's fees, incurred in connection with the defense of any such suit, shall satisfy any judgments rendered by a court of competent jurisdiction in such suits, and shall make all settlement payments.

     15.5.4 The indemnitee may participate in any defense at its own expense, using counsel reasonably acceptable to the indemnitor, provided that there is no conflict of interest and that such participation does not otherwise adversely affect the conduct of the proceedings.



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15.6 INCONSISTENCY WITH GOVERNMENT AGREEMENT  In the event of any inconsistency between any provision of Article 16 "Insurance" and the Agreement for Waiver of Claims and Assumption of Responsibility referred to in Paragraph 13.1, such Agreement shall be construed and interpreted so as to be made consistent with this Contract.

15.7 SURVIVAL OF OBLIGATIONS All indemnities, obligations, liabilities and payments provided for in this Article 15 shall survive, and remain in full force and effect, notwithstanding the expiration or other termination of this Contract and, subject to the limitations set forth in this Article 15, notwithstanding any other provision of this Contract to the contrary.

                                   ARTICLE 16
                                    INSURANCE

16.1 THIRD PARTY LIABILITY INSURANCE   Contractor shall procure and maintain in
effect insurance for third party liability to provide for the payment of claims resulting from property loss or damage or bodily injury, including death, sustained by Third Parties in connection with the performance of this Contract by either Party or the Related Third Parties of either Party or by the United States Government. The insurance shall have a limit of U.S. $164,000,000 per occurrence and in the aggregate, or such other amount as may be required by the United States Department of Transportation. Coverage for damage, loss or injury arising in any manner in connection with the services provided under this Contract shall attach upon arrival of the Launch Vehicle at CCAS and for third party liability arising in any manner in connection with the handling, processing or Launch of the Satellite will attach from the time the Satellite is under the care, custody and control of Contractor or its subcontractors. Coverage for third party liability will terminate upon the return of all parts of the Launch Vehicle to Earth or twelve (12) months, whichever is earlier and for the Satellite, shall terminate twelve (12) months following the date of Launch unless the Satellite is removed from the Satellite processing area or CCAS other than by Launch, in which case, coverage shall extend only until such removal. Such insurance shall not cover loss of or damage to the Satellite even if such claim is brought by any Third Party or Related Third Parties. Such insurance also shall not pay claims made by the United States Government for loss of or damage to United States Government property in the care, custody and control of Customer or Contractor.

16.2 INSURANCE REQUIRED BY LAUNCH LICENSE   Contractor shall provide such
insurance as is required by the launch license issued by the United States Department of Transportation for loss of or damage to United States Government property.



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16.3 MISCELLANEOUS REQUIREMENTS   The Third Party liability insurance shall name
as named insured Contractor and as additional insured Customer and the respective Related Third Parties of the Parties identified by each Party, the United States Government and any of its agencies. Such insurance shall provide that the insurers shall waive all rights of subrogation that may arise by contract or at law against any named insured or additional insured.


                                   ARTICLE 17
                      LIMITATION OF LIABILITY AND WARRANTY

17.1 NO REPRESENTATIONS OR WARRANTIES     EXCEPT AS EXPRESSLY PROVIDED IN THIS
ARTICLE 17, CONTRACTOR HAS NOT MADE NOR DOES IT MAKE ANY REPRESENTATION OR WARRANTY, WHETHER WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF DESIGN, OPERATION, CONDITION, QUALITY, SUITABILITY OR MERCHANTABILITY OR OF FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, WITH REGARD TO THE SUCCESS OF ANY LAUNCH OR OTHER PERFORMANCE OF ANY LAUNCH SERVICE(S) HEREUNDER.

17.2 EXCLUSION OF LIABILITY WITHOUT LIMITING OR CREATING EXCEPTIONS TO THE RECIPROCAL WAIVER OF LIABILITY SET FORTH IN ARTICLE 15, OR THE EXCLUSIVE REMEDIES SET FORTH IN ARTICLE 18, (1) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER AND TO PERSONS CLAIMING BY OR THROUGH SUCH PARTY UNDER ANY THEORY OF TORT, CONTRACT, STRICT LIABILITY, NEGLIGENCE OR UNDER ANY OTHER LEGAL OR EQUITABLE THEORY FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, COSTS OF EFFECTING COVER, LOST PROFITS, LOST REVENUES OR COSTS OF RECOVERING A PAYLOAD, ARISING OUT OF OR RELATING TO THIS CONTRACT; AND (2) IN NO EVENT SHALL CONTRACTOR'S LIABILITY TO CUSTOMER FOR ANY CLAIM ARISING OUT OF OR RELATING TO THIS CONTRACT, INCLUDING, WITHOUT LIMITATION, ANY CLAIM FOR TERMINATION, EXCEED THE AMOUNT OF THE CONTRACT PRICE PAID BY CUSTOMER AS OF THE DATE OF SUCH CLAIM.



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                                   ARTICLE 18
                     REMEDIES AND LIMITATIONS ON REMEDIES

The exclusive remedy for a Total Failure, Constructive Total Failure or Partial Failure as determined under Paragraph 19.5 entitled "Failure Review Board" shall be either Reflight Launch or Refund coverage, if Customer has elected such
protection under Article 19 entitled "Reflight or Refund."   The exclusive
remedy for a Launch Vehicle Mission Failure or a Satellite Mission Failure shall be a Replacement Launch, if customer has elected such protection under Article 20 of this Contract entitled "Replacement Launch". The exclusive rights and remedies of Customer to terminate this Contract for convenience or in the event of excessive launch postponements by Contractor are described in Paragraph 21.1 entitled "Termination by Customer for Convenience" and Paragraph 21.2 entitled "Termination by Customer for Excessive Launch Postponements", respectively. The exclusive rights and remedies of Contractor to terminate this Contract in the event of nonpayment or excessive launch postponement by Customer are described in Paragraph 21.3 entitled "Termination by Contractor for Nonpayment" and Paragraph 21.4 entitled "Termination by Contractor for Excessive Launch Postponement", respectively.

                                   ARTICLE 19
                               REFLIGHT OR REFUND

19.1 REFLIGHT LAUNCH OR REFUND   There is a single Launch Service Price for the
Launch Service to be provided. No later than one hundred and twenty (120) days prior to the Launch Date, Customer may elect either Reflight Launch or Refund protection in accordance with this Article 19 by giving notice to the Contractor, which protection will be available in the event of a Total Failure, Constructive Total Failure or Partial Failure as determined under Paragraph 19.5 entitled "Failure Review Board."

19.2 TERMS GOVERNING REFLIGHT LAUNCH   The following conditions will apply  if
Customer has elected Reflight Launch protection:

     19.2.1 Immediately upon election of Reflight Launch protection, the Contract Price specified in Article 4.1 of this Contract shall be adjusted to include the Reflight Launch Fee as set forth in Article 4.1. Payment of the Reflight Launch Fee shall be made to the Contractor within thirty (30) days of the Contractor's invoice. The Contractor will invoice fifty percent (50%) of the Reflight Fee upon the Customer's election and the remaining fifty percent (50%) sixty (60) days prior to Launch.



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     19.2.2     One (1) Reflight Launch will be provided in the event that a
     Launch is a Total Failure or Constructive Total Failure only and not for a Partial Failure, all as determined under Paragraph 19.5 entitled "Failure Review Board." Any Reflight Launch(es) to which Customer may be entitled under this Contract shall be deemed to be Launches for all purposes under this Contract, except that Customer shall not be entitled to a second Reflight Launch following a failure of a Reflight Launch.

     19.2.3 Contractor will conduct a Reflight Launch within twelve (12) months of notice from Customer requesting such Reflight Launch taking into account all the requirements for a Launch Opportunity.

     19.2.4 Reflight Launch protection does not include the cost of the replacement Satellite.

     19.2.5 The Reflight Launch will be governed by the terms and conditions of this Contract, except for Article 4 entitled "Contract Price" and
     Article 5 entitled "Payment."

     19.2.6 The configuration and mission requirements of the replacement Satellite must conform to the mission description contained in Exhibit B entitled "Interface Control Document." In the event the satellite does not conform as stated above, the Parties will negotiate in good faith an equitable adjustment to accommodate changes to the satellite, if possible.

19.3 TERMS GOVERNING REFUND   The following conditions will apply  if Customer
elects Refund protection:

     19.3.1 Immediately upon election of Refund protection, the Contract Price specified in Article 4.1 of this Contract shall be adjusted to include the Refund Fee as set forth in Article 4.1. Payment of the Refund Fee shall be made to the Contractor within thirty (30) days of the Contractor's invoice. The Contractor will invoice fifty percent (50%) of the Reflight Fee upon the Customer's election and the remaining fifty percent (50%) sixty (60) days prior to Launch.



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     19.3.2     In the event that the Launch Service is a Total Failure or
     Constructive Total Failure, as determined under Paragraph 19.5 entitled "Failure Review Board," Contractor shall pay to Customer a Refund equal to the Launch Service Price payments received by Contractor.

     19.3.3 In the event that the Launch Service is a Partial Failure, as determined under Paragraph 19.5 entitled "Failure Review Board," Contractor shall pay to Customer a Refund equal to a prorated amount of the Launch Service Price payments received by Contractor. The proration to be applied to determine the appropriate Refund shall be calculated as follows:

          Proration  = 2.5 X (90 - Cp)
          Where, Cp (capability percentage) equals the percentage of planned lifetime or operational capacity expected after Partial Failure.

     19.3.4 Refunds will be paid within sixty (60) days after a Partial Failure, Total Failure or Constructive Total Failure, as the case may be, is confirmed under Paragraph 19.5 entitled "Failure Review Board."

     19.3.5 In no event shall the aggregate amount of any Refund in connection with a Launch Service exceed the Launch Service Price therefor.

19.4 TERMS APPLICABLE TO BOTH REFLIGHT LAUNCH AND REFUND

     19.4.1    The Reflight Launch or Refund  protection will attach upon
     Launch and will terminate upon the earliest to occur of (a) a Total Failure or Constructive Total Failure, in the case of Reflight Launch or Refund protection, (b) Partial Failure in the case of Refund protection, or (c)
     Satellite Separation.   Damage to the Satellite following Satellite
     Separation but caused by the Launch Vehicle shall be deemed to have occurred prior to separation for purposes of Reflight Launch or Refund protection.



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     19.4.2    Customer will at all times act with due diligence and will do all things practicable and reasonable to avoid or diminish any loss or degradation of the lifetime or operational capability of the Satellite. Prior to Launch, Customer will provide to Contractor all information including, but not limited to, Satellite specifications, operating conditions, performance parameters and changes thereto which could materially affect the risk of loss of or damage to the Satellite or Launch Vehicle to the full extent such information is provided to the Customer by the satellite manufacturer, or otherwise developed by the Customer. Both before and after Launch, Customer will respond to all reasonable written requests by Contractor for information and/or certifications relating to Satellite design, test, and quality control. In the event Contractor determines, in its reasonable judgment, that Customer's Satellite specifications, operating conditions, performance parameters and/or changes thereto would affect the risk of loss of or damage to the Satellite or the Launch Vehicle, then Contractor shall be entitled to renegotiate the terms of this Article 19, including but not limited to a change in the fees chargeable for such Reflight Launch or Refund protection, or to terminate such protection and return all fees paid to date for such protection to Customer.

     19.4.3 If Contractor has not already convened a Failure Review Board, then in the event Customer believes a Total Failure, Constructive
     Total Failure or Partial Failure has occurred for which it is entitled to a Reflight Launch or Refund as applicable hereunder, Customer shall give written notice of the occurrence to Contractor as soon as possible, but in no event later than the earlier of (a) thirty (30) days after a Corporate Officer or Director of Customer becomes aware of the occurrence and (b) one hundred and eighty (180) days after the termination of risk specified in Paragraph 19.4.1. If Customer believes the occurrence entitles it to claim a Reflight Launch or Refund as applicable hereunder, Customer shall deliver to Contractor a sworn and notarized proof of loss in such form and including such information as Contractor may reasonably require and request as soon as practicable, but in no event later than one hundred and eighty
     (180) days after the delivery of the notice of occurrence.



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     19.4.4     In the event that any Refund, whether total or partial, is made to Customer and it is later determined that the anticipated degradation of the lifetime or operational capability of the Satellite is reduced or eliminated, Customer will return to Contractor, within forty five (45) days of such determination, an amount such that the Refund retained by Customer equals the amount that would have been paid for the extent of degradation as revised. Reasonable sums expended by the Customer to reduce the extent of degradation shall be deducted from the amount to be returned to the Contractor.

     19.4.5 In the event that a Reflight Launch is provided to Customer and it is later determined that the original Launch Service described in
     Article 2 entitled "Services To Be Provided" for which such Reflight Launch was provided is no longer a Total Failure or Constructive Total Failure, as determined by the Failure Review Board described in Paragraph 19.5 entitled "Failure Review Board," then Customer will compensate Contractor for the Reflight Launch by paying to Contractor the Launch Service Price chargeable for the original Launch Service within thirty (30) days of Contractor's invoice for such amount. Reasonable sums expended by the Customer to reduce the extent of degradation shall be deducted from the amount to be returned to the Contractor.

     19.4.6 In the event that a Launch Service is declared a Constructive Total Failure or Partial Failure and a Reflight Launch, in the case of a Constructive Total Failure or Refund is provided by Contractor, Contractor shall be entitled to any salvage value of the Satellite to the extent of such Refund or value of such Reflight Launch. Such recovery shall be in proportion with any salvage recovery due to Satellite insurers as a result of any claim paid under the Satellite insurance program. Salvage value shall extend to any profits derived from the sale, lease, or other use or disposal of the Satellite or any portion thereof.

     19.4.7     No later than ninety (90) days prior to the established
     Launch Date for any Launch Service, Customer may replace an elected Refund with a Reflight Launch or an elected Reflight Launch with a Refund. In no event may a Refund or Reflight Launch be canceled in total. Customer must give notice to Contractor of its desire to replace a Reflight Launch with a Refund or replace a Refund with a Reflight Launch. The Contract Price will be adjusted to reflect the change in fees chargeable for such changed coverage. The credit or debit that results from a change to either Reflight Launch or Refund will be paid within thirty (30) days of Contractor's invoice for payment.



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     19.4.8    The right of Customer to a Reflight Launch or Refund shall be deemed to be lost and null and void if Customer conceals or misrepresents, in writing or otherwise, any material fact or circumstance concerning the Satellite.

     19.4.9 Contractor shall have no obligation to provide a Reflight Launch or Refund under this Article 19 for any loss, damage or failure caused by or resulting from:

          19.4.9.1 War, hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending, or expected attack by any government or sovereign power (de jure or de facto); any authority maintaining or using a military, naval or air force; a military, naval or air force; or any agent of any such government, power, authority or force.

          19.4.9.2 Any anti-satellite device or device employing atomic or nuclear fission and/or fusion, or device employing laser or directed energy beams.

          19.4.9.3 Insurrection, strikes, riots, civil commotion, rebellion, revolution, civil war, usurpation or action taken by a government authority in hindering, combating or defending against such an occurrence whether there be a declaration of war or not.

          19.4.9.4 Confiscation by order of any government or governmental authority or agency (whether secret or otherwise), or public authority.

          19.4.9.5 Nuclear reaction, nuclear radiation or radioactive contamination of any nature, whether such loss or damage be direct or indirect, except for radiation naturally occurring in the space environment.

          19.4.9.6 Electromagnetic or radio frequency interference, except for physical damage to the Launch Vehicle and/or directly resulting from such interference.

          19.4.9.7 Willful or intentional acts of Customer, or any person authorized by Customer (except the Range Safety Officer) to have access to the Satellite and/or Launch Vehicle, designed to cause loss or failure of the Satellite and/or Launch Vehicle.



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          19.4.9.8  Loss of revenue, extra expenses, incidental damages or consequential damages.

          19.4.9.9  Claims made against Customer by third parties.

          19.4.9.10 Any exclusions in addition to the foregoing or any modifications thereto as are customary in first-party launch insurance contracts.

19.5 FAILURE REVIEW BOARD In the event of a suspected Partial Failure, Total Failure or Constructive Total Failure, implementation of this Article 19 shall be based on the findings of the Failure Review Board. Customer will receive notice of the findings of the Failure Review Board. If Contractor has not already convened a Failure Review Board to evaluate a suspected Total Failure, Constructive Total Failure or Partial Failure, then Customer may give notice to Contractor requesting that a Failure Review Board be convened.

     19.5.1 The Failure Review Board shall consist of those technical disciplines determined by Contractor to be necessary to assess the failure, its cause and necessary corrective action, if any, required for future
     launches.   Customer may provide representation to the Failure Review
     Board, but such representation shall be limited to data review, consultation and recommendation only. Customer will provide evidence of the damage, if any, to the Satellite as a result of the failure. The Failure Review Board shall make a determination of whether there has been a Partial Failure, Total Failure or Constructive Total Failure and, in making such determination, shall consider favorably the agreement of any insurers providing coverage for such events to pay claims arising therefrom.



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     19.5.2     In the event the Failure Review Board fails to render a
     decision within ninety (90) days of the Launch or Customer and Contractor do not otherwise reach mutual agreement as to occurrence of a Total Failure, Constructive Total Failure or Partial Failure, or in the event Customer disagrees with the findings of the Failure Review Board, both Customer and Contractor shall promptly and without undue delay, each appoint an expert in the field who is not associated with either Customer or Contractor. The two (2) experts shall review all of the materials provided to the Failure Review Board and, following this review, transmit their findings in writing to Customer and Contractor at the same time. In the event of disagreement between the two (2) experts, these experts shall appoint a third expert who shall review the materials provided to the Failure Review Board, and all decisions of this panel of three experts shall be by majority vote. In the event the experts fail to agree upon appointment of a third expert within thirty (30) days of written notice by Customer and Contractor to appoint a third expert, Customer and Contractor agree to allow (______* ) to select such third expert. Customer and Contractor agree to be bound by the findings and/or appraisal of the first two experts provided for under this Article or, if the first two experts should disagree, by the majority vote of the three experts provided for under this Article. Customer and Contractor shall each be responsible for the cost of the selection and use of their respective appointed expert, and both Customer and Contractor shall share equally the cost of the selection and use of the third expert. The initial two experts, and the panel of three experts if necessary, shall conduct their review and determination in accordance with the rules of the American Arbitration Association for resolution of disputes for commercial contracts.

*to be agreed to between Customer and Contractor.


                                   ARTICLE 20
                                REPLACEMENT LAUNCH

20.1 TERMS GOVERNING REPLACEMENT LAUNCH The Customer may request a Replacement Launch for a Launch Vehicle Mission Failure or Satellite Mission Failure, provided that the Satellite Mission Failure must occur prior to the completion of Satellite check-out.



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     20.1.1    Contractor will conduct the Replacement Launch within twelve
     (12) months of notice from Customer requesting such Replacement Launch, taking into account all the requirements for a Launch Opportunity.

     20.1.2 The Replacement Launch does not include the cost of a replacement satellite.

     20.1.3 The Replacement Launch will be governed by the terms of this Contract. The Replacement Launch shall be deemed a Launch Service for all purposes under this Contract, except that the Customer shall not be entitled to a second replacement launch following a failure of the Replacement Launch. Article 19 "Reflight or Refund" shall not apply to the Replacement Launch.

     20.1.4 The Contract Price and corresponding payment schedule for the Replacement Launch will be determined by mutual agreement of the Parties within sixty (60) days of Customer's notice requesting a Replacement Launch. In the event the Parties have been unable to mutually agree on a Contract Price for a Replacement Launch within such period of time after reasonable attempts to do so, then this Article 20 shall be deemed to be terminated and Contractor shall be released from its obligation to provide a Replacement Launch.

     20.1.5 The configuration and mission requirements of the replacement satellite must conform to the mission description contained in Exhibit B "Interface Control Document".

     20.2 Contractor shall not be obligated to provide a Replacement Launch to Customer in the event that Customer is entitled to a Reflight Launch under the provisions of Article 19 of this Contract.



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                                   ARTICLE 21
                                  TERMINATION

21.1 TERMINATION BY CUSTOMER FOR CONVENIENCE Customer may terminate the Launch Service under this Contract for any reason following written notice to Contractor given at least thirty (30) days prior to the then-scheduled Launch Period, Launch Slot or Launch Date. If Customer terminates the Launch under this Paragraph 21.1, Contractor shall be entitled to retain the Termination Charge set forth in Paragraph 21.6.

21.2 TERMINATION BY CUSTOMER FOR EXCESSIVE LAUNCH POSTPONEMENTS Customer may terminate the Launch Service under this Contract if: (a) Contractor has actually postponed or provided notice of postponement of such Launch Service under Article 7 entitled "Launch Schedule Adjustments" for longer than the permissible postponements under said Article. If Customer does not provide a notice of termination to Contractor within sixty (60) days of postponement or notice of postponement by Contractor, Customer waives its right to terminate the postponed Launch Service under this Paragraph 21.2 unless Contractor further postpones the Launch Service under Article 7. If Customer terminates a Launch Service in accordance with this Paragraph 21.2, Contractor shall reimburse Customer for all payments made to Contractor for such Launch Service.

21.3   TERMINATION BY CONTRACTOR FOR NON-PAYMENT    Contractor may terminate
the Launch Service under this Contract if Customer fails to make any payment to Contractor relating to such Launch Service on the due date as required by this Contract, provided Customer fails to remedy such non-payment within thirty (30) days of notice from Contractor describing such non-payment and stating Contractor's intent to terminate the Launch Service. If Contractor terminates a Launch Service in accordance with this Paragraph 21.3, Contractor shall be entitled to retain the Termination Charge set forth in Paragraph 21.6.


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21.4   TERMINATION BY CONTRACTOR FOR EXCESSIVE LAUNCH POSTPONEMENTS
Contractor may terminate the Launch Service under this Contract if: (a) Customer has actually postponed or given notice of postponement of such Launch Service under Article 7 entitled "Launch Schedule Adjustments" for more than the permissible postponements under said Article. If Contractor does not provide a notice of termination to Customer within sixty (60) days of postponement or notice of postponement by Customer, Contractor waives its right to terminate the postponed Launch Service under this Paragraph 21.4 unless Customer further postpones the Launch Service under Article 7. If Contractor terminates a Launch Service in accordance with this Paragraph 21.4, Contractor shall be entitled to retain the Termination Charge set forth in Paragraph 21.6.

21.5   TERMINATION DATE   The effective termination date of any Launch
Service terminated under this Article 21 shall be the effective date of notice of termination.

21.6   TERMINATION CHARGE   If a Launch Service is terminated in accordance
with the provisions of Paragraphs 21.1, 21.3 or 21.4, Contractor shall be entitled to a Termination Charge equal to [CONFIDENTIAL MATERIAL REDACTED] of all amounts paid or payable under Article 5 entitled "Payment" as of the effective termination date for the terminated Launch Service, [CONFIDENTIAL MATERIAL REDACTED] If such effective termination date falls between the payment due dates, the Termination Charge attributable to such partial period shall be prorated through the effective termination date. Customer will pay to Contractor any unpaid portion of the Termination Charge within thirty (30) days of Contractor's invoice. Contractor shall refund to Customer any amount paid under this Contract for the terminated Launch Service(s) in excess of the Termination Charge within thirty (30) days of the effective termination date for such Launch Service.

21.7  EFFECT OF TERMINATION   If either Party terminates a Launch Service
[or this Contract] under this Article 21, both Parties' obligations under this Contract with respect to such Launch Service(s) shall be discharged as of the Launch Service effective termination date except that the Contractor's obligation to refund payments in accordance with Article 21.2, and Customer's obligation to pay the Termination Charge described in Paragraph 21.6, as the case may be, shall survive the termination of this Contract.


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                                   ARTICLE 22
                                  ARBITRATION

22.1   NOTICE OF ARBITRATION   If any controversy or claim arising out of or
relating to this Contract or the breach thereof, including controversies concerning the validity, scope or enforceability of this provision, fails to be resolved through negotiation or mediation within a period of sixty (60) days, then upon written notice by any Party, such controversy or claim shall be settled by arbitration in accordance with the terms and conditions of this
Article 22.

22.2 RULES Arbitration proceedings in connection with this Contract shall be administered by the American Arbitration Association in accordance with its then in effect Commercial Arbitration Rules of the American Arbitration Association, together with any relevant supplemental rules including but not limited to its Supplementary Procedures for International Commercial Arbitration, as modified by the terms and conditions of this Contract.

22.3 LANGUAGE Arbitration proceedings in connection with this Contract shall be conducted in the English language, provided that at the request and expense of the requesting Party, documents and testimony shall be translated into any language specified by the requesting Party.

22.4   SELECTION OF ARBITRATORS   Arbitration proceedings in connection with
this Contract shall be conducted before a panel of three (3) arbitrators. Within fifteen (15) days after the notice of arbitration, each Party shall select one person to serve as an arbitrator on the panel, and within ten (10) days of their selection, the two arbitrators shall select a third arbitrator, who shall serve as chairman of the arbitration panel.

22.5   LOCALE OF MEETINGS   All meetings for arbitration proceedings in
connection with this Contract shall be held in Washington, D.C

22.6   INJUNCTIVE RELIEF   Either Party to this Contract may make an
application to the arbitrators seeking injunctive relief until such time as the arbitration award is rendered or the controversy or claim is otherwise resolved.

22.7   DISCOVERY   The arbitrators shall have the discretion to order a
pre-hearing exchange of information by the Parties, including without limitation production of requested documents, exchange of summaries of testimony of proposed witnesses.


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22.8    CONSOLIDATION   Arbitration proceedings in connection with this
Contract may be consolidated with arbitration proceedings pending between a Party and any Subcontractor if the arbitration proceedings arise out of the same transaction or relate to the same subject matter and if such Party and Subcontractors are bound by an arbitration agreement which is substantially similar to that contained in this Contract. If proceedings are consolidated, all references to Party in this Article shall also mean Subcontractor.

22.9 AWARD AND JUDGMENT The arbitrators shall have no authority to award punitive damages, or any other damages except as authorized under the express terms and conditions of this Contract. Subject to the foregoing, the Parties agree that the judgment of the arbitrators shall be final and binding upon the Parties, and that judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the Parties or their assets or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

22.10     CONFIDENTIALITY   Without the prior written consent of all Parties to
any arbitration proceeding in connection with this Contract, no Party or arbitrator may disclose (a) the existence, content, or results of such proceeding; or (b) any information or documents disclosed by any Party in connection with such proceeding.

22.11     FEES AND EXPENSES   All fees and expenses of any arbitration
proceedings in connection with this Contract shall be borne by the Parties equally. However, each Party shall bear the expense of its own counsel, experts, witnesses, and preparation and presentation of evidence.


                                   ARTICLE 23
                                 CONFIDENTIALITY

23.1 CONTRACT PROVISIONS


     23.1.1 Each Party shall make reasonable efforts to assure that its employees do not disclose the terms or conditions of this Contract, except as may be required to perform this Contract, to acquire insurance or the benefit thereof, in support of arbitration or legal proceedings relating hereto, as required by their respective governments, or in the normal course of reporting to its parent company.



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     23.1.2    No publicity or information regarding this Contract will be given or released without the prior written consent of the other Party. Consent to release of information by either Party shall not be unreasonably withheld.

23.2 PROPRIETARY DATA   It is recognized that Customer and Contractor each will
have developed technical information relating to the mating and launching of the Launch Vehicle and the Satellite which will be exchanged between the Parties.
To the extent that such data is considered "Proprietary Information" by either Party, such disclosures shall be handled in accordance with this Article 23.

     23.2.1 "Proprietary Information" (i) shall be that information, data or material in written form which is conspicuously marked "Proprietary," and which is delivered by Contractor or by Customer, as the case may be, to the representative designated for receipt thereof by the other Party, as set forth in Article 9.1 of this Contract and (ii) shall include all copies in whole or in part made of such information, data or material or derivative uses thereof. Oral disclosure, if identified as "Proprietary Information" prior to disclosure, will be treated as proprietary under this Article provided that the oral information is reduced to writing and a copy marked as "Proprietary" is sent to the recipient within thirty (30) days of such disclosure.

     23.2.2 Each Party agrees not to use the other Party's Proprietary Information for any purpose other than for the performance of this Contract. Any other use or disclosure of such Proprietary Information shall be made only upon prior written consent of the other Party.

     23.2.3 Each Party agrees to restrict disclosures of the Proprietary Information of the other Party to only those having a need to know in the performance of this Contract and to have all such Proprietary Information protected with reasonable care such as that care normally used to protect its own Proprietary Information within its own organization. If such care is used, the recipient shall not be liable for the unauthorized disclosure of Proprietary Information.

     23.2.4 The aforementioned restrictions on use and disclosure of Proprietary Information will not apply:

               23.2.4.1 If either Party can show that the Proprietary Information received from the other is or has become generally available through the public domain without fault of such Party;



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               23.2.4.2  If the Proprietary Information is in a written
                         record in one Party's files prior to its receipt from the other Party and is not otherwise restricted as to its use or disclosure;

               23.2.4.3 If either Party at any time lawfully obtains the Proprietary Information in writing from a Third Party under circumstances permitting its disclosure;

               23.2.4.4 If the Proprietary Information is disclosed with the prior written consent of the other Party, provided such disclosure complies in all respects with the terms of the written consent;

               23.2.4.5 When the Proprietary Information is disclosed more than six (6) years after the date of receipt of the information.

     23.2.5 Upon termination or expiration of this Contract, the Parties, within a reasonable period of time, will return all Proprietary Information received from the other Party under the terms of this Contract or certify that all the Proprietary Information has been destroyed.

     23.2.6 It is understood that neither Party assumes any liability to the other for damages arising from the other Parties use of or reliance upon any Proprietary Information disclosed pursuant to this Article except as provided elsewhere herein.


                                   ARTICLE 24
                            PATENT AND DATA RIGHTS

Neither Party will acquire, as a result of the services to be provided under this Contract, any rights to the inventions, patents, copyrights, or other technical property or any rights to the proprietary data of the other Party or the Related Third Parties of the other Party, except as set forth elsewhere in this Contract.



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                                   ARTICLE 25
                                   AMENDMENT

Except as may be specifically provided elsewhere in this Contract, any amendment, modification or change to this Contract, including but not limited to launch requirements, changes in quantity or schedule adjustments, may only be made in writing and upon mutual agreement of Customer and Contractor.


                                   ARTICLE 26
                                  GOVERNING LAW

This Contract shall be governed by and construed in accordance with the laws of the State of Colorado, exclusive of that jurisdiction's choice of law rules. The provisions of the United Nations Convention for the International Sale of Goods shall not be applicable to this Contract.


                                   ARTICLE 27
                                WAIVER OF BREACH

The failure of either Party, at any time, to require performance of the other Party of any provision of this Contract shall not waive the requirement for such performance at any time thereafter.


                                   ARTICLE 28
                                   ASSIGNMENT

This Contract shall not be transferred, assigned or delegated to any other individual, firm, institution, organization or government agency by either Party without the prior written consent of the other Party, except for assignments or delegations made by either Party to its parent company, a subsidiary of either Party or its parent company, or a division. Consent to assignment or delegation by either Party shall not be unreasonably withheld. Any attempted assignment or delegation, without such consent, shall be void and without effect. Any permitted assignment or delegation shall not act to release a Party from its obligations under this Contract unless the consent to assignment or delegation from the other Party specifically provides for such release.



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                                   ARTICLE 29
                               ORDER OF PRECEDENCE

In the event of any conflict among the various portions of this Contract, the following order of precedence shall prevail:

     Articles 1 through 32
     Exhibit A - "Statement of Work"
     All other Exhibits to this Contract.


                                   ARTICLE 30
                                ENTIRE AGREEMENT

This Contract constitutes the entire agreement and understanding between the Parties. No other promises or representations, either verbal or written, with the exception of duly executed subsequent written modifications to the Contract shall have any force or effect in regard to the contractual obligations of the Parties herein.

                                    ARTICLE 31
                            EFFECTIVE DATE OF CONTRACT

The effective date of this Contract is 5 April 1996.


                                    ARTICLE 32
                            EXECUTION OF THE CONTRACT

IN WITNESS WHEREOF, the Parties hereto have executed this Contract as of the day and year first above written:

For Customer:                      For Contractor:

EchoStar Space                     Lockheed Martin Commercial Launch
Corporation                        Services, Inc.

/S/ CHARLES ERGEN                  /S/ MICHAEL R. WASH
-----------------------------      -----------------------------
By:    Charles Ergen               By:    Michael R. Wash
Title: Chairman and C.E.O          Title: President
Date:  5 April 1996                Date:  5 April 1996



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